                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A (File No. 33-87636) under the Securities Act of 1933 of the Hirtle Callaghan Trust of our report dated July 20, 1995 on our audit of the Statement of Assets and Liabilities as of July 20, 1995.

We also consent to the reference to our Firm under the caption "Financial Statements and Independent Accountants" in the Statement of Additional Information.




COOPERS & LYBRAND L.L.P.




2400 Eleven Penn Center
Philadelphia, PA 19103
February 7, 1996